UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 5, 2025
Date of Report (Date of earliest event reported)

AYTU BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 East Union Avenue, Suite 920
Denver, CO 80237
(Address of principal executive offices, including zip code)

(720) 437-6580
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	AYTU	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

As previously disclosed in its United States Securities and Exchange Commission filings, Aytu BioPharma, Inc. (the “Company”) suspended its clinical development of AR101. In connection with this suspension, the Company has been engaged in negotiations with EnzCo, LLC (“EnzCo”) and Rumpus VEDS LLC, (“Rumpus VEDS”), Rumpus Therapeutics LLC, (“Rumpus Therapeutics”) and Rumpus Vascular LLC, (“Rumpus Vascular” and, together with Rumpus VEDS and Rumpus Therapeutics, “Rumpus”) for the repurchase of AR101. On August 5, 2025, the Company, Rumpus and EnzCo reached terms whereby for mutual consideration and releases, the Company transferred all of its and Rumpus’ rights, title and interest in AR101 to EnzCo, which extinguished and terminated all obligations of the Company and Rumpus under the April 21, 2021 asset purchase agreement by and between the Company and Rumpus (the “Asset Purchase Agreement”). There is no other relationship between the Company, EnzCo or Rumpus other than as contracting parties to terminate the Asset Purchase Agreement, and there are no penalties or remaining obligations to the Company for terminating the Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: August 7, 2025	By:	/s/ Ryan J. Selhorn
Ryan J. Selhorn
Chief Financial Officer